UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 2, 2016

(Date of earliest event reported)

Enservco Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South Cherry Street, Suite 1000

Denver, Colorado 80246

(Address of principal executive offices) (Zip Code)

(303) 333-3678

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2016, Enservco Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. (the “Underwriter”), providing for the offer and sale in a firm commitment offering of 11,250,000 shares (the “Initial Shares”) of the Company’s common stock, $0.005 par value per share (the “Common Stock”), at a public offering price of $0.40 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to 1,687,500 additional shares of Common Stock (the “Additional Shares” and, together with the Initial Shares, the “Shares”) at the public offering price. On December 5, 2016, the Underwriter exercised in full its option to purchase the Additional Shares.

The offer and sale of the Shares is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-195328), as amended (the “Shelf Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 30, 2014. A preliminary prospectus supplement in connection with the offering was filed with the SEC on December 1, 2016, and a final prospectus supplement in connection with the offering was filed with the SEC on December 2, 2016 (collectively, the “Prospectus”). The sale of the Shares closed on December 7, 2016.

The Company intends to use the net proceeds from the offering of approximately $4.5 million to repay outstanding indebtedness under its revolving credit facility thereby increasing its liquidity for general corporate purposes, acquisitions and/or capital expenditures.

In the Underwriting Agreement, the Company made customary representations and warranties to the Underwriter regarding is business and financial statements and agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make as a result of any such liabilities.

The Underwriter may in the future perform investment banking services for the Company in the ordinary course of business for which it would receive customary compensation.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2016, the Company issued a press release announcing that it had closed the offering of the Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, and they shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Underwriting Agreement dated December 2, 2016, between Enservco Corporation and William Blair & Company, L.L.C.

99.1	Press release dated December 7, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSERVCO CORPORATION

Date: December 7, 2016	By:	/s/ Rick D. Kasch
Rick D. Kasch
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Underwriting Agreement dated December 2, 2016, between Enservco Corporation and William Blair & Company, L.L.C.

99.1	Press release dated December 7, 2016.

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